As filed with the Securities and Exchange Commission on March 18,
1994
Registration No. 33-
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CBI INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
Delaware                                36-3009343
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)

800 Jorie Boulevard
Oak Brook, Illinois 60521-2268
(708) 572-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Charles O. Ziemer, Esq.
Senior Vice President and General Counsel
800 Jorie Boulevard
Oak Brook, Illinois 60521-2268
(708) 572-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
James J. Junewicz, Esq.
Mayer, Brown & Platt
190 South LaSalle St.
Chicago, Illinois 60603
(312) 782-0600


Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration
Statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans,
please check the following box.         / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
check the  following box.               /x/
PAGE

                                                      CALCULATION OF REGISTRATION FEE


Title of each                Amount       Proposed maximum     Proposed maximum      Amount of
class of securities          to be        offering price       aggregate offering    registration
to be registered             registered   per unit(1)          price                 fee
Debt Securities(2)           (1)          (1)                  $300,000,000          $103,448.20

Preferred Stock, par value
$1.00 per share(3)

Common Stock, par value
$2.50 per share(4)

(1)   Not applicable pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933.

(2)   If any of the Debt Securities are issued at an original issue discount, the principal amount may be increased such that the aggregate proceeds will be no greater than $300,000,000.  Any offering of Debt Securities denominated in any foreign currency or foreign currency units will be treated as the equivalent in U.S. dollars based on the foreign exchange rate applicable to the purchase of such Debt Securities from the Registrant.

(3)   Such indeterminate number of shares of Preferred Stock of one or more series as may, from time to time, be issued at indeterminate prices.

(4)   Such indeterminate number of shares of Common Stock as may, from time to time, be issued at indeterminate prices, including Common Stock issuable upon conversion of Debt Securities or Preferred Stock.  Each share of Common Stock includes a right to purchase a fractional share of Series A Junior Participating Preferred Stock which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
PAGE

      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                 PROSPECTUS

                    Subject to Completion, dated   , 1994

                                $300,000,000

                                   [LOGO]

                            CBI INDUSTRIES, INC.
              Debt Securities, Preferred Stock and Common Stock

CBI Industries, Inc. (the "Company" or "CBI") may from time to time offer Debt Securities consisting of debentures, notes and/or other unsecured evidences of indebtedness in one or more series; preferred stock, par value $1.00 per share, in one or more series (the "Preferred Stock"); and shares of its common stock, par value $2.50 per share (the "Common Stock") (collectively, the "Securities"), at an aggregate offering price not to exceed $300,000,000 at prices and on terms to be determined at the time of sale. The Debt Securities, Preferred Stock and Common Stock may be offered independently or together in any combination for sale directly to purchasers or to or through dealers, underwriters or agents to be designated by the Company.

Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered are set forth in the accompanying prospectus supplement (the "Prospectus Supplement"), including, where applicable, the initial public offering price of the Securities, the listing on any securities exchange, other special terms, and (i) in the case of Debt Securities, the specific designation, aggregate principal amount, original issue discount, if any, authorized denominations, maturity, premium, if any, rate (which may be fixed or variable), time and method of calculating payment of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, the currency in which principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, any terms of redemption at the option of the Company or the holder, any sinking fund provisions and any terms for conversion or exchange into other securities of the Company and (ii) in the case of Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, voting and other rights and any terms for conversion or exchange into other securities of the Company. If so specified in the applicable Prospectus Supplement, Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.


The Company may sell the Securities to or through underwriters or dealers, and may also sell Securities directly to other purchasers or through agents. See "Plan of Distribution." The Prospectus Supplement sets forth the names of any underwriters, dealers or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them.

This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.


The date of this Prospectus is __________________, 1994

AVAILABLE INFORMATION

      CBI Industries, Inc., (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at its regional offices located at 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Thirteenth Floor, New York, New York 10048. Such reports, proxy materials and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in all respects by such reference. Although the Company may not be required to send a copy of its latest Annual Report to Shareholders to holders of Debt Securities, the Company will, upon request, send to any holder of Securities a copy of its latest Annual Report to Shareholders, as filed with the Commission, which contains financial information that has been examined and reported upon, with an opinion expressed by independent certified public accountants.

DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by the Company with the Commission (File No. 1-7833) are incorporated in this Prospectus by reference: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 1993, together with the reports of independent public accountants which includes an explanatory paragraph that describes changes in accounting principles with respect to the methods of accounting for income taxes and for postretirement benefits other than pensions, (ii) the description of the Common Stock as set forth in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on April 20, 1979, and (iii) the description of preferred stock purchase rights as set forth in Item 1 of the Company's Amendment No. 1 to Registration Statement on Form 8-A filed with the Commission on August 8, 1989.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   2

      The Company will provide without charge and upon request to each person to whom this Prospectus has been delivered a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to the Secretary, C.C. Toerber, CBI Industries, Inc., 800 Jorie Boulevard, Oak Brook, Illinois 60521-2268 (telephone (708) 572-7000). References in this
Prospectus to the "Company" or "CBI" include CBI Industries, Inc. and its consolidated subsidiaries, unless the context otherwise indicates.

THE COMPANY

      The Company operates through three major business segments. CBI's Contracting Services segment is organized under Chicago Bridge & Iron Company as a worldwide construction group that provides, through separate subsidiaries, a broad range of services including design, engineering, fabrication and construction of metal plate structures, project management, general contracting, and other specialty construction and related services. CBI's Industrial Gases segment, which is organized under Liquid Carbonic Industries Corporation, produces, processes and markets, on a worldwide basis, carbon dioxide and a wide variety of other industrial and specialty gases and chemicals. CBI's Investments segment includes petroleum and special product terminal businesses and certain real estate and financial investments.

      The Company is incorporated in Delaware and its principal executive offices are located at 800 Jorie Boulevard, Oak Brook, Illinois.

USE OF PROCEEDS

      Unless otherwise indicated in an accompanying Prospectus Supplement, the net proceeds to the Company from the sale of the Securities offered hereby will be available for general corporate purposes and may be used for capital expenditures, working capital, repayment of short and long term indebtedness, and future acquisitions. Pending such use, the net proceeds may be temporarily invested.

SELECTED RATIOS

      For the purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of earnings before income taxes and fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, including interest on ESOP debt (whether expensed or capitalized), and one-third of minimum rental payments under operating leases (estimated by management to be the interest factor of such rentals).

                                         Years Ended December 31,

                                         1993  1992  1991   1990  1989
Ratio of Earnings to Fixed Charges       (1)   3.68  3.43   3.05  2.18

Ratio of Earnings to Fixed Charges and
Preferred Stock Dividends                (2)   3.68  3.43   3.05  2.18

                                         3

(1) Earnings were inadequate to cover fixed charges by $13,770,000 for the fiscal year ended 1993.

(2) Earnings were inadequate to cover fixed charges and preferred stock dividends by $13,770,000 for the fiscal year ended 1993.

DESCRIPTION OF DEBT SECURITIES

      The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms and provisions of any series of Debt Securities offered by any Prospectus Supplement, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Debt Securities.

      Debt Securities may be issued in one or more series under an indenture (the "Indenture") dated as of March 1, 1994 between the Company and Chemical Bank, as trustee (the "Trustee"). The statements under this heading do not purport to be complete and are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Wherever particular provisions of the Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and the statements are qualified in their entirety by such reference. A copy of the Indenture is filed as an exhibit to this registration statement.

General

      The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities of any series may be issued thereunder up to an aggregate principal amount which may be authorized by the Company from time to time. (Section 301) Any securities issued under the Indenture are referred to herein as the "Debt Securities." The Indenture does not limit the amount of other debt, secured or unsecured, which may be issued by the Company or its subsidiaries, subject to limitations on liens described below. All Debt Securities will be unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the Company provided that such other unsecured and unsubordinated indebtedness may contain covenants, events of default and other provisions which are different from or which are not contained in the Debt Securities. However, because the Company is a holding company which conducts substantially all of its operations through subsidiaries, the right of the Company, and hence the right of creditors of the Company (including the Holders of Debt Securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. There are no covenants or provisions contained in the Indenture that may afford the Holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company. Unless otherwise provided in the applicable Prospectus Supplement, the Company will maintain in New York, New York, one or more offices or agencies where the Debt Securities may be presented for payment and for transfer or exchange (which initially will be the Trustee's offices maintained for that purpose in New York, New York), provided that interest may at the option of the Company be paid by check mailed to the person entitled thereto. (Sections 301 and 1102)

                                   4

      The Debt Securities will be issued in fully registered form, without coupons unless otherwise specified in the applicable Prospectus Supplement. The Debt Securities will be exchangeable for other Debt Securities of the same series of a like aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the Corporate Trust Office of the Trustee or at any other office or agency of the Company maintained for that purpose. No service charge will be made for any transfer or exchange of the Debt Securities or other Securities issued under the Indenture, but the Company may (unless otherwise provided in such Debt Securities) require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  (Section
305)

      Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information with respect to any Debt Securities in respect of which this Prospectus is being delivered: (1) the designation, aggregate principal amount and authorized denominations of such Debt Securities; (2) the purchase price of such Debt Securities;
(3) the date or dates on which such Debt Securities will mature or the method of determining such date or dates; (4) the rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of calculating such rate or rates, and the date, dates, or the method of determining such date or dates, from which such interest, if any, will accrue; (5) the date or dates on which any such interest will be payable and the record date or dates therefor; (6) whether such Debt Securities may be issued in temporary or permanent global form, and, if so, the initial Depositary with respect thereto; (7) the terms of any mandatory or optional redemption (including any sinking fund) and any remarketing arrangements related thereto; (8) the place or places where the principal (and premium, if any) and interest will be payable; (9) whether such Debt Securities will be convertible into or exchangeable for Common Stock or other securities of the Company, and the terms and conditions of any such conversions or exchanges; (10) the applicability of any provisions described under "Limitations of Liens" or "Limitations on Sale and Leaseback Transactions"; (11) the applicability of any provision described under "Defeasance and Covenant Defeasance"; (12) the securities exchange, if any, on which the Debt Securities will be listed; (13) the currency, currencies or composite currencies for which such Debt Securities may be purchased and/or in which principal and interest and premium, if any, will or may be payable; and (14) any other specified term of such Debt Securities.

      One or more series of Debt Securities may be sold as Original Issue Discount Securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

      The Indenture provides that the Debt Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different times. (Section 301)

      If the purchase price of any Debt Securities is payable in one or more foreign currencies or currency units or if any Debt Securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Debt Securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain Federal income tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

                                   5

Certain Definitions

      The term "Secured Debt" means indebtedness for money borrowed and any Funded Debt which is secured by a mortgage, pledge, lien, security interest or encumbrance on (a) any Principal Property of the Company or a Restricted Subsidiary or on (b) any shares of capital stock or indebtedness of any Restricted Subsidiary. (Section 101)

      The term "Funded Debt" means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries (excluding indebtedness of Unrestricted Subsidiaries) or renewable and extendible beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under generally accepted accounting principles would be shown on a consolidated balance sheet of the Company as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by generally accepted accounting principles to be shown on the balance sheet of the Company. (Section 101)

      The term "Voting Stock" means outstanding shares of capital stock having under ordinary circumstances (not dependent on the happening of a contingency) voting power for the election of directors. (Section 101)

      The term "Subsidiary" means any corporation a majority of the Voting Stock of which is owned, directly or indirectly, by the Company or by one or more of its other subsidiaries or by the Company or one or more of its other Subsidiaries. (Section 101)

      The term "Restricted Subsidiary" means (a) any Subsidiary other than an Unrestricted Subsidiary and (b) any Subsidiary which was an Unrestricted Subsidiary but which, subsequent to March 1,1994, is designated by the Company (by or pursuant to board resolution) to be a Restricted Subsidiary, provided, however, that the Company may not designate any such Subsidiary to be a Restricted Subsidiary if the Company would thereby breach any covenant or agreement herein contained (on the assumptions that any outstanding Secured Debt of such Subsidiary was incurred at the time of such designation and that any Sale and Leaseback Transaction (as defined) to which such Subsidiary is then a party was entered into at the time of such designation). (Section 101)

      The term "Unrestricted Subsidiary" means (a) any Subsidiary acquired or organized after March 1, 1994, provided that such Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary; (b) any Subsidiary whose principal business or assets are located outside the United States of America, its territories and possessions, Puerto Rico or Canada;
(c) any Subsidiary the principal business of which consists of financing or assisting in financing of customer construction projects or the acquisition or disposition of products of dealers, distributors or other customers; (d) any Subsidiary engaged in the insurance business or whose principal business is the ownership, leasing, purchasing, selling or development of real property; and (e) any Subsidiary substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries referred to above in this sentence, unless and until any such Subsidiary is designated to be a Restricted Subsidiary, as referred to above. (Section 101)

      The term "Principal Property" means any manufacturing plant or other facility of the Company or any Restricted Subsidiary, whether presently owned or hereafter acquired, which, in the opinion of the

                                   6
board of directors of the Company, is of material importance to the business conducted by the Company and its Restricted
Subsidiaries as a whole.  (Section 101)

      The term "Consolidated Net Tangible Assets" means
Consolidated Tangible Assets less Consolidated Current
Liabilities.  (Section 101)

      The term "Consolidated Tangible Assets" means the aggregate of all assets of the Company and its Restricted Subsidiaries (including the value of all existing Sale and Leaseback Transactions (as defined) and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles, but excluding the value of assets or investment in any Unrestricted Subsidiary or any non-majority owned Subsidiary) appearing on the most recent available consolidated balance sheet of the Company and its Restricted Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves and excluding (a) any capital write-ups resulting from reappraisals of assets or of other investments after March 1, 1994 (other than a write-up of any assets constituting part of the assets and business of another corporation made in connection with the acquisition, direct or indirect, of the assets and business of such other corporation), except as permitted in accordance with generally accepted accounting principles, (b) treasury stock, (c) patent and trademark rights, good will, unamortized discounts and expenses and any other intangible items, all in accordance with generally accepted accounting principles. (Section 101)

      The term "Consolidated Current Liabilities" means the aggregate of the current liabilities of the Company and its Restricted Subsidiaries (excluding liabilities of Unrestricted Subsidiaries) appearing on the most recent available consolidated balance sheet of the Company and its Restricted Subsidiaries, all in accordance with generally accepted accounting principles. In no event shall Consolidated Current Liabilities include any obligation of the Company and its Restricted Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within 12 months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of the Company or any Restricted Subsidiary for a term in excess of 12 months from the date of determination. (Section 101)

Foreign Currency Denominated or Indexed Debt Securities

      Debt Securities denominated or payable in foreign currencies may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in foreign currency exchange rates. These risks may vary depending upon the currency or currencies involved. These risks will be more fully described in the applicable Prospectus Supplement.

Limitation on Liens

      The Company will not, and will not permit any Restricted Subsidiary to, create, assume or guarantee any Secured Debt without making effective provision for securing the Debt Securities (and any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary then entitled thereto) equally and ratably with such Secured Debt.

      The above restrictions do not apply to debt secured by (i) certain purchase money mortgages created to secure payment for the acquisition or completion of construction and commencement of

                                   7

operation of any property including, but not limited to, any indebtedness incurred by the Company or a Restricted Subsidiary prior to, at the time of, or within 365 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property, (ii) mortgages, pledges, liens, security interests or encumbrances (collectively referred to herein as "liens") on property existing at the time of acquisition thereof, whether or not assumed by the Company or a Restricted Subsidiary,
(iii) liens on property or shares of capital stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary, (iv) liens on property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that no such lien shall extend to any other Principal Property of the Company or such Restricted Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions to such acquired property or other Principal Property which, together with such acquired property, is part of a single construction or development program, (v) liens on property of the Company or a Restricted Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof, to secure certain payments pursuant to any contract or statute (including, without limitation, liens to secure indebtedness of the pollution control or industrial revenue type) or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such liens,
(vi) liens on any property or assets of any Restricted Subsidiary to secure indebtedness owing by it to the Company or to another Restricted Subsidiary, or (vii) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the foregoing clauses (i) to (vi) inclusive, provided that the principal amount of Secured Debt secured thereby does not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the property which secured the lien so extended, renewed or replaced and additions or improvements to such property. This covenant also does not apply to production payments or overriding royalty payments with respect to the sale or other transfer of crude oil, natural gas or other hydrocarbons. (Section 1104)

Limitation on Sale and Leaseback Transactions

      Sale and Leaseback Transactions (which are defined to include, among other things, certain leases of more than three years) by the Company or any Restricted Subsidiary of any Principal Property, completion of construction of which and commencement of full operation of which have occurred more than 365 days prior to such sale or transfer, will be prohibited unless either (a) the Company or such Restricted Subsidiary would be entitled to incur Secured Debt equal in amount to the amount realized or to be realized upon such sale or transfer secured by a lien on the property to be leased without equally and ratably securing the Debt Securities, or (b) an amount equal to the "value" (as defined) of the Principal Property so leased is applied (subject to credits for certain voluntary retirements of Debt Securities) to the retirement, within 120 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by the Company or a Restricted Subsidiary which is recorded as Funded Debt as shown on the most recent consolidated balance sheet of the Company and which in the case of such indebtedness of the Company, is not subordinate

                                   8

and junior in right of payment to the prior payment of the Debt
Securities.  (Sections 101 and 1105)

Exempted Indebtedness

      Notwithstanding the limitations on liens and Sale and Leaseback Transactions described above, the Company and any one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions, provided
that, after   giving effect thereto, the aggregate amount of such
Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the aggregate value of Sale and Leaseback Transactions (other than such transactions in connection with which indebtedness has been, or will be, retired in accordance with clause (b) of the preceding paragraph) at such time does not exceed 10% of Consolidated Net Tangible Assets. (Section 1104)

Consolidation or Merger

      The Company, without the consent of the Holders of any of the Debt Securities under the Indenture, may consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, provided that any successor Person assumes the Company's obligations on the Debt Securities and under the Indenture, that after giving effect to the transaction (treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction) no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Sections 901 and 1104)

Events of Default; Notice

      Any one of the following events will constitute an Event of Default under the Indenture with respect to Debt Securities of any series (unless such event is specifically inapplicable to a particular series as described in the Prospectus Supplement relating thereto): (i) default for 30 days in the payment of interest on any Debt Securities of such series, (ii) default in the payment of any principal of or premium, if any, on any Debt Securities of such series, (iii) default in the making or satisfaction of any sinking fund installment or analogous obligation, if any is required, on the Debt Securities of such series, (iv) default, for 90 days after notice to the Company, in the performance of any other covenant in the Indenture in respect of the Debt Securities of such series, (v) default resulting in acceleration of maturity in connection with any other series of Debt Securities under the Indenture or other indebtedness of the Company, the aggregate principal amount of which exceeds $5,000,000, not annulled within 30 days after notice to the Company from the Trustee or to the Company and to the Trustee from the Holders of at least 25% in principal amount of Debt Securities of such series, and (vi) certain events of bankruptcy, insolvency or reorganization. (Section 601)

                                   9

      The Indenture provides that if an Event of Default with respect to any series of Debt Securities shall happen and be continuing, the Trustee or the Holders of 25% in principal amount of Debt Securities of such series may declare the principal of all Debt Securities of such series to be due and payable. (Section 602)

      The Indenture provides that the Trustee will, within 90 days after the occurrence of a default in respect of any series of Debt Securities known to it, give to Holders of Debt Securities of such series notice of such uncured default (as defined, not including any grace period) with respect to the Debt Securities of such series; but, except in the case of a default in the payment of principal of, premium, if any, or interest on, or any sinking fund installment or analogous obligation with respect to, any of the Debt Securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of such Holders of Debt Securities of such series. (Section 702)

      The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default in respect of any series of Debt Securities to act with the required standard of care, to be indemnified by the Holders of Debt Securities of such series. (Sections 702 and 703) Subject to such right of indemnification, the Indenture provides that the Holders of a majority in principal amount of the Debt Securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the Debt Securities of such series. (Section 612)

      The Company will be required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Indenture. (Section 1106)

Modification and Waiver

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of each series affected (all such Holders voting as a single class) (which Holders, in the case of a Global Security, shall be the Depositary appointed by the Company (herein referred to as the "Depositary") as the Holder of the Global Security (as defined below) which represents the Debt Securities), to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of Debt Securities of such series, provided that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Debt Securities or reduce the principal amount thereof, reduce the redemption premium thereon or reduce the rate or extend the time of payment of interest thereon, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of the Debt Securities of any series, the consent of the Holders of which is required for any supplemental indenture or for any waiver of default under the Indenture with respect to the Debt Securities of such series, without the consent of the Holders of all the Debt Securities of each series so affected. (Section 1002)

      The Holders of a majority in aggregate principal amount of the Debt Securities of any series may on behalf of all the Holders of the Debt Securities of such series waive compliance with certain covenants with respect to the Debt Securities of such series (Section 1107) or waive any past default with respect to the Debt Securities of such series except a default (i) in the payment of the principal of, premium, if any, or interest on any Debt Securities or in the payment of any sinking fund installment or

                                   10

analogous obligation, if any is required, or (ii) a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Debt Security of such series affected. (Section 613)

Global Securities

      The provisions set forth below in this section headed
"Global Securities" will apply to the Debt Securities of any series if the Prospectus Supplement relating to such series so indicates.

      The Debt Securities of such series will be represented by one or more global securities (collectively, a "Global Security") registered in the name of a depositary (the "Depositary") or a nominee of the Depositary identified in the Prospectus Supplement relating to such series. Except as set forth below, a Global Security may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary.

      Upon the issuance of a Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with the Depositary or its nominee ("Participants").
The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of interests in such Global Security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to Participants' interests) and such Participants (with respect to the owners of beneficial interests in such Global Security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer beneficial interests in a Global Security.

      So long as the Depositary, or its nominee, is the registered holder and owner of such Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and holder of the related Debt Securities for all purposes of such Debt Securities and for all purposes under the Indenture. Except as set forth below or as otherwise provided in the applicable Prospectus Supplement, owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered to be the owners or holders of any Debt Securities under the Indenture or such Global Security. (Section 305)

      Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder of Debt Securities under the Indenture or such Global Security. The Company understands that under existing industry practice, in the event the Company requests any action of holders of Debt Securities or an owner of beneficial interest in a Global Security desires to take any action that the Depositary, as holder of such Global Security is entitled to take, the Depositary would authorize the Participants to take such action, and that the Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

                                   11

      Payment of principal of and premium, if any, and interest, if any, on Debt Securities represented by a Global Security will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of such Global Security.

      The Company expects that the Depositary, upon receipt of any payment of principal, premium, if any, or interest, if any, in respect of a Global Security, will credit immediately Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of the Depositary. The Company expects that payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such Participants.
Neither the Company not the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for any Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its Participants or the relationship between such Participants and the owners of beneficial interests in such Global Security owning through such Participants.

      Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.

      Unless otherwise provided in the applicable Prospectus Supplement, Debt Securities represented by a Global Security will be exchangeable for Debt Securities in definitive form of like tenor as such Global Security in denominations of $1,000 and in any greater amount that is an integral multiple thereof if (i) the Depositary notifies the Company that it is unwilling or unable to continued as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act; (ii) the Company in its discretion at any time determines not to have all of the Debt securities represented by a Global Security and notifies the Trustee thereof; or (iii) an Event of Default has occurred and is continuing with respect to the Debt Securities. (Section 305) Any Debt Security that is exchangeable pursuant to the preceding sentence is exchangeable for Debt Securities issuable in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security or Global Securities of the same aggregate denominations to be registered in the name of the Depositary or its nominee.

Defeasance

      The Indenture provides that, if such provision is made applicable to the Debt Securities of any series pursuant to the provisions of the Indenture, the Company may elect (i) to defease and be discharged from any and all obligations in respect of such Debt Securities except for certain obligations to register the transfer or exchange of such Debt Securities, to replace temporary, destroyed, stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold monies for payment in trust ("Defeasance") or (ii) (A) to omit to comply with certain restrictive covenants in Sections 1104 and 1105 (the covenants described above under "Limitation of Liens" and "Limitation on Sale and Leaseback Transactions") and (B) to deem the occurrence of any

                                   12

event referred to in clauses (iv) with respect to Sections 1104 and 1105, (v) and (vi) under "Events of Default" above not to be or result in an Event of Default if, in each case with respect to the Debt Securities of any series as provided in Section 1302 on or after the date the conditions set forth in Section 1303 are satisfied ("Covenant Defeasance"); in either case upon the deposit with the Trustee (or other qualifying trustee), in trust, of money and/or U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on the Debt Securities of such series on the respective stated maturities and any mandatory sinking fund payments or analogous payments on the days payable, in accordance with the terms of the Indenture and the Debt Securities of such series. The Prospectus Supplement relating to a series may further describe the provisions, if any, permitting such Defeasance or Covenant Defeasance with respect to the Debt Securities of a particular series. (Article Thirteen)

      In the event the Company omits to comply with certain covenants of the Indenture with respect to the Debt Securities of any series as described above, and the Debt Securities of such series are declared due and payable because of the occurrence of an Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. The Company shall, however, remain liable for such payments.

      Such defeasance could be treated as a redemption of the Debt Securities of that series prior to maturity in exchange for the property deposited in trust. In such event, each holder would generally recognize, at the time of defeasance, gain or loss measured by the difference between the amount of any cash and the fair market value of any property deemed received and the holder's tax basis in the Debt Securities deemed surrendered. Thereafter, each holder would generally be subject to tax liability in respect of interest income and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of a defeased Debt Security would not receive cash (except for current payments of interest on the Debt Securities) until the maturity or earlier redemption of the Debt Securities. Such tax treatment could affect the purchase price that a holder would receive upon the sale of the Debt Securities.

Concerning the Trustee

      Chemical Bank is the Trustee under the Indenture. The Trustee has from time to time made loans to the Company (including a current participation under the Company's three-year extendible revolving credit facility) and has performed other services for the Company in the normal course of its business and may provide such other services in the future. The Trustee may resign with respect to any series of the Debt Securities at any time, in which event the Company will be obligated to appoint a successor trustee. If the Trustee ceases to be eligible to continue as Trustee with respect to a series of Debt Securities or becomes incapable of acting as Trustee or becomes insolvent, the Company may remove such Trustee, or any Holder of the Debt Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor trustee with respect to such series. Any resignation or removal of the Trustee with respect to a series of Debt Securities and appointment of a successor trustee for such Trust does not become effective


                                   13

until acceptance of the appointment by the successor trustee. (Section 710) Pursuant to such resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as a successor trustee with respect to each series of Debt Securities. All references in this Prospectus to the Trustee should be read to take into account the possibility that each series of Debt Securities could have different successor trustees in the event of such a resignation or removal.

DESCRIPTION OF CAPITAL STOCK

      The Company may issue, separately or together with or upon the conversion of or exchange for other Securities, Common Stock and Preferred Stock, all as set forth in the accompanying Prospectus Supplement relating to the Common Stock or Preferred Stock in respect of which this Prospectus is being delivered.
The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the following documents: (i) the Company's Certificate of Incorporation, as amended (the "Certificate"), (ii) the Company's bylaws, as amended (the "Bylaws"), and (iii) an Amendment and Restatement dated as of August 8, 1989 of a Rights Agreement dated as of March 4, 1986 between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"). A copy of each of the Certificate, the Bylaws and Rights Agreement is filed as an exhibit to the Registration Statement.

      The Company's authorized capital stock consists of 120,000,000 shares of common stock, par value $2.50 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share, of which 800,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") and 3,945,000 have been designated as Convertible Voting Preferred Stock, Series C (the "Series C Preferred Stock").

      At the close of business on March 1, 1994, there were 37,786,859 shares of Common Stock outstanding, including approximately 1,812,186 shares held by LaSalle National Trust, N.A. in its capacity as trustee (the "ESOP Trustee") of the CBI Salaried Employee Stock Ownership Plan (1987) (the "ESOP"), but not including (i) employee options to purchase an aggregate of 1,114,850 shares of Common Stock (of which options to purchase an aggregate of 894,550 shares of Common Stock were currently exercisable); (ii) 55,000 shares of Common Stock reserved under the CBI Restricted Stock Plan 1989; and (iii) 521,833 shares of Common Stock reserved for the CBI Employee Stock Purchase and Savings Plan (1992).

Common Stock

      All outstanding shares of Common Stock are, and any shares of Common Stock sold hereunder will be, fully paid and nonassessable. Each holder of Common Stock is entitled to one vote per share held of record on all matters submitted to the stockholders for action. A vote by the holders of a majority of shares present at a meeting at which a quorum is present is necessary to take action, except for certain extraordinary corporate actions which require the vote of two-thirds of all outstanding shares entitled to vote thereon (or a majority of such outstanding shares if the extraordinary action is recommended by the Board of Directors). In addition, pursuant to a "fair price" provision in the Company's Certificate of Incorporation, certain business combinations involving the Company and any holder of more than 10% of the outstanding voting stock must be approved by the holders of 80% of the outstanding voting stock, unless approved by a majority of continuing directors or certain minimum price and procedural requirements are met. Any

                                   14

action required or permitted to be taken by stockholders may be taken only at a stockholders' meeting and not by written consent.

      There are no cumulative voting rights in the election of directors to the Company's Board of Directors, which is divided into three classes, with members of each class serving a three-year term. Under the Company's By-Laws, written notice of any stockholder nomination of an individual for election as director must be received by the Secretary of the Company not less than 60 days prior to the first anniversary of the last meeting of stockholders called for the election of directors, and such notice must set forth certain specified information concerning the nominee.

      Subject to the preferences applicable to any series of Preferred Stock described herein, holders of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets remaining after the payment of liabilities. The Common Stock is neither redeemable nor convertible, and the holders thereof have no pre-emptive or subscription rights to purchase any securities of the Company.

      The Company is the transfer agent for the Common Stock.

Preferred Stock

      Under the Certificate of Incorporation, the Board of Directors is authorized, without further action of the stockholders, to provide for the issuance, and to fix the number, of shares of Preferred Stock, in one or more additional series, with such voting powers and with such designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be set forth in resolutions providing for the issue thereof adopted by the Board of Directors or a duly authorized committee thereof.

      Reference is made to the Prospectus Supplement which accompanies this Prospectus for the following terms and other information with respect to any series of Preferred Stock in respect of which this Prospectus is being delivered: (1) the specific title and stated value and the number of shares offered;
(2) the price at which such offered shares shall be issued; (3) dividend rate (or method of calculation thereof); (4) dates on which dividends shall be payable; (5) whether such dividends shall be cumulative and if cumulative, the date from which dividends shall commence to cumulate; (6) liquidation preferences; (7) the terms of any mandatory or optional redemption (including any sinking fund) provisions and the terms and conditions of any such redemption; (8) whether such Preferred Stock will be convertible into or exchangeable for Common Stock or other securities of the Company, and the terms and conditions of any such conversions or exchanges; (9) voting rights; (10) the securities exchange, if any, on which the Preferred Stock will be listed; and (11) any other preferences, privileges, limitations and restrictions with respect to such series of Preferred Stock.

      No holder of Preferred Stock, solely by virtue of such holdings, has or will have any pre-emptive right to subscribe for or purchase any shares of any class or series of stock which is now or may hereafter be authorized or issued. All of the outstanding shares of Preferred Stock of the Company are, and shares sold hereby will be, fully paid and non-assessable.

                                   15

      Unless otherwise specified in the applicable Prospectus Supplement, upon any liquidation, dissolution or winding up of the Company whether voluntary or involuntary, the holders of any series of Preferred Stock in respect of which this Prospectus is being delivered will have preference and priority over the Common Stock and any other class or series of stock of the Company ranking on liquidation junior to such series of Preferred Stock, for payment out of the assets of the Company or proceeds thereof, whether from capital or surplus, in the amount set forth in the applicable Prospectus Supplement. After such payment, the holders of such series of Preferred Stock will be entitled to no other payments unless otherwise provided in the applicable Prospectus Supplement. If, in the case of any such liquidation, dissolution or winding up of the Company, the assets of the Company or proceeds thereof shall be insufficient to make the full liquidation payment in respect of such series of Preferred Stock and liquidating payments on any other series of Preferred Stock ranking as to liquidation on a parity with such series, then those assets and proceeds will be distributed among the holders of such series of Preferred Stock and any such other series of Preferred Stock ratably in accordance with the respective amounts which would be payable on such shares of such series of Preferred Stock and such other series of Preferred Stock if all amounts thereon were paid in full. A sale of all or substantially all of the Company's assets or a consolidation or merger of the Company with one or more corporations shall not be deemed to be a liquidation, dissolution or winding up of the Company unless otherwise provided in the applicable Prospectus Supplement.

      The Preferred Stock may be issued in the form of global Preferred Stock Certificates, registered in the name of a depositary or its nominee. If global Preferred Stock Certificates are issued, holders will not be entitled to receive definitive certificates representing shares of Preferred Stock. In such instance, a holder's ownership of Preferred Stock will be recorded on or through the records of the brokerage firm or other entity that maintains such holder's account. In turn, the total number of shares of Preferred Stock held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of such brokerage firm or its agent. Transfer of ownership of any shares of Preferred Stock represented by a global Preferred Stock Certificate will be effected only through the selling holder's brokerage firm.

      Unless otherwise specified in the applicable Prospectus Supplement, the series of Preferred Stock in respect of which this Prospectus is being delivered will rank as to dividends and upon liquidation on a parity with the Series C Preferred Stock and senior to the Series A Junior Participating Preferred Stock.

Series A Preferred Stock Purchase Rights and Series A Preferred
Stock

      On March 4, 1986, the Board of Directors of the Company declared a dividend distribution of one preferred stock purchase right ("Right"), for each share of Common Stock outstanding on March 18, 1986 and for each share of Common Stock issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, for shares issued after such date. Each Right entitles the registered holder to purchase from the Company one one-hundredth (1/100) of a share of Series A Preferred Stock at a Purchase Price of $50.00 (the "Purchase Price"). The terms and conditions of the rights are contained in an Amendment and Restatement dated as of August 8, 1989 of a Rights Agreement dated as of March 4, 1986 between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement").

                                   16

      As discussed below, until the occurrence of certain events, initially the Rights will not be exercisable, certificates for the Rights will not be issued, and the Rights will automatically trade with the Common Stock.

      Until the close of business on the Distribution Date, which will occur on the earlier of (i) the tenth day following the date of a public announcement that a person or group of affiliated or associated persons ("Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Stock (the "Stock Acquisition Date") or (ii) the tenth business day (or such later date as may be determined by the Board of Directors prior to any person becoming an Acquiring Person) after the commencement of a tender or exchange offer by a Person (as defined in the Rights Agreement) which could result in the ownership by such Person of 20% or more of the outstanding Common Stock, the Rights will be represented by and transferred only with the Common Stock. Until the Distribution Date, new certificates issued for Common Stock will contain a legend incorporating the Rights Agreement by reference, and the surrender for transfer of any of the Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by those certificates. As soon as practicable following the Distribution Date, separate Rights Certificates will be mailed to holders of record of Common Stock at the close of business on the Distribution Date, and thereafter the Rights Certificates alone will evidence the Rights.

      The Rights are not exercisable until the Distribution Date.
The Rights will expire at the close of business on March 18, 1996, unless redeemed or exchanged earlier as described below.

      Currently, there are no shares of Series A Preferred Stock issued or outstanding. The Series A Preferred Stock will be nonredeemable and, unless otherwise provided in connection with the creation of a subsequent series of Preferred Stock, subordinate to all other series of the Preferred Stock. Each share of Series A Preferred Stock will be entitled to receive, when, as and if declared, a quarterly dividend in an amount equal to the greater of $10.00 per share or 100 times the quarterly cash dividend declared on the Common Stock. In addition, the Series A Preferred Stock is entitled to 100 times any non-cash dividends (other than dividends payable in Common Stock) declared on the Common Stock, in like kind. In the event of liquidation, the holders of Series A Preferred Stock will be entitled to receive a liquidation payment in an amount equal to the greater of $50.00 per share or 100 times the liquidation payment made per share of Common Stock. Each share of Series A Preferred Stock will have 100 votes, voting together with the Common Stock and not as a separate class (except during a dividend default period (occurring when dividends equal to six quarterly dividends are in arrears), during which there will be a right to elect two directors voting as a class), unless otherwise required by law or by the Company's Certificate of Incorporation. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged or changed, each share of Series A Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The rights of the Series A Preferred Stock as to dividends, voting rights and liquidation are protected by antidilution provisions.

      If (i) any Person becomes an Acquiring Person other than pursuant to a tender or exchange offer for all outstanding shares of Common Stock that the Board of Directors, taking into account the long-term value of the Company and all other factors that the Board considers relevant, determines to be at a price and on terms that are fair to the holders of Common Stock (a "Permitted Tender Offer"), or (ii) during such time as there is an Acquiring Person,

                                   17

there shall be a reclassification of securities, recapitalization, reorganization or other transaction involving the Company which increases the proportionate equity share of the Acquiring Person, then in either such event each holder of a Right, other than the Acquiring Person, upon exercise of the Right and payment of the Purchase Price, will have the right to receive, in lieu of Series A Preferred Stock, a number of shares of Common Stock ("Adjustment Shares") having a value, based upon the market price during the period immediately preceding such event, equal to twice the Purchase Price. To the extent that insufficient shares of Common Stock are available for the exercise in full of the Rights, holders of Rights will receive upon exercise shares of Common Stock to the extent available and then cash, property or other securities of the Company (which may be accompanied by a reduction in the Purchase Price), in proportions determined by the Company, so that the aggregate value received is equal to the value of the Adjustment Shares. The Board of Directors may, at its option up to the time an Acquiring Person beneficially owns 50% or more of the outstanding Common Stock, exchange all or part of the then outstanding and exercisable Rights for Common Stock, at an exchange rate of one share of Common Stock per Right, subject to adjustment. Rights are not exercisable following the acquisition of shares of Common Stock by an Acquiring Person as referred to in clause (i) of this paragraph until the expiration of the period during which the Rights may be redeemed as described below. Notwithstanding the foregoing, after an event described in clause (i) or (ii) of this paragraph, Rights that are (or, under certain circumstances, Rights that were) beneficially owned by the Acquiring Person will be null and void.

      If, after any Person becomes an Acquiring Person, unless the Rights are redeemed earlier, (i) the Company is a party to a merger or other business combination in which any shares of the Common Stock are changed into or exchanged for other securities or assets or (ii) more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold or transferred in one or more transactions, proper provision shall be made so that each holder of record of a Right will from and after that time have the right to receive, upon exercise of the Right and payment of the Purchase Price, that number of shares of common stock of the principal third party to the transaction which is equal to the Purchase Price divided by one-half of the average market price of a share of such party's common stock during the period immediately preceding such transaction.

      At any time until twenty days following the Stock Acquisition Date, the Board of Directors may cause the Company to redeem the Rights in whole, but not in part, at a price of $.05 per Right, subject to adjustment ("the Redemption Price"). Upon the action of the Board of Directors authorizing redemption of the Rights, the right to exercise the Rights will terminate, and the holders of Rights will only be entitled to receive the Redemption Price.

      The terms of the Rights may be amended by the Board of Directors, but (following the Distribution Date) no amendment may adversely affect the interests of the holders of Rights. Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including without limitation, the right to vote or to receive dividends.

Series C Preferred Stock

      All outstanding shares of the Series C Preferred Stock are held by the ESOP Trustee. The Series C Preferred Stock has a liquidation preference over the Common Stock and the Series A Preferred Stock of $32.40 per share (plus accrued and unpaid dividends), pays cumulative dividends semi-annually in the amount of $2.27 per share per annum and is convertible, either at the

                                   18

option of the holder or automatically in the event such Series C Preferred Stock is no longer held by the ESOP Trustee, into one and one-half shares of Common Stock per share of Series C Preferred Stock, subject to antidilution adjustment under certain circumstances. Holders of the Series C Preferred Stock are entitled to vote on all matters upon which holders of the Common Stock are entitled to vote, based on the number of shares of Common Stock into which the Series C Preferred Stock could be converted on the record date. Participants in the ESOP confidentially direct the ESOP Trustee as to how any Stock allocated to their accounts shall be voted. The ESOP Trustee exercises its discretion to vote shares, both allocated and unallocated, for which no directions are received. In the event of a tender offer for any Common Stock or Series C Preferred Stock ("Stock") held by the ESOP, each participant is to instruct the ESOP Trustee regarding Stock allocated to his account. Stock which has not been allocated will be dealt with by the ESOP Trustee in proportion to the directions received (or not received) for the allocated Stock. In the event of a business combination, as defined, the ESOP terminates and the ESOP assets are used first to repay a loan obligation of the ESOP and then allocated pro rata among the participants.

      If at any time dividends payable on any of the Preferred Stock entitled to receive cumulative preferred dividends are in arrears and unpaid in an amount equal to the amount of dividends payable thereon for six quarterly dividend periods, the number of members of the Board of Directors shall increase by two and the holders of the Preferred Stock, voting separately as a class, shall have the exclusive right to elect such two directors. In addition, the vote of a majority of the outstanding shares of Series C Preferred Stock, voting separately as a series, is required before certain rights of the Series C Preferred Stock may be adversely affected. The Series C Preferred Stock may be redeemed by the Company, in whole or in part, at the Company's option, commencing May 1, 1990, at a price equal initially to 105% of the purchase price, or $34.02 per share, declining by 1% each year until May 1, 1995, at and after which date the redemption price will be equal to the purchase price of $32.40 per share, plus in each case, an amount equal to all dividends accrued and unpaid on such share to the date fixed for redemption.

Delaware Law and Certain Charter and Bylaw Provisions

      The Company is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date that the person became an interested stockholder unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to an interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

      The Certificate of Incorporation, as amended, and the Bylaws, as amended, also include provisions which could be utilized to make more difficult, and possibly discourage, attempts to acquire control of the company. These provisions include, without limitations, a "classified board" (election of approximately one-third of the directors at each annual meeting), the authorized but unissued shares of Preferred Stock, "fair price" provisions relating to certain proposed business combinations between the Company and an "Interested Stockholder" (i.e., the beneficial owner of 10% or more of the company voting stock). Any action required

                                   19

or permitted to be taken by stockholders may be taken only at a stockholders' meeting and not by written consent. Written notice of any stockholder nomination of an individual for election as director must be received by the Secretary of the Company not less than 60 days prior to the first anniversary of the last meeting of stockholders called for the election of directors, and such notice must set forth certain specified information concerning the nominee.

PLAN OF DISTRIBUTION

General

      The Company may sell the Securities (i) through underwriters or dealers; (ii) directly to one or more other purchasers; (iii) through agents; (iv) to both investors and/or dealers through a specific bidding or auction process or otherwise; or (v) through a combination of such methods of sale. The Prospectus Supplement with respect to the Securities will set forth the terms of the offering of such Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any bidding or auction process. Any initial offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers may be changed from time to time.

      If underwriters are used in an offering, the Securities will be acquired by the underwriters for their own account. The Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The specific managing underwriter or underwriters, if any, will be set forth in the Prospectus Supplement relating to the Securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Securities if any are purchased.

      The Securities may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Securities in respect of which the Prospectus Supplement is delivered and any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

      The Securities may be sold from time to time in one or more transactions, at a fixed price, at varying prices determined at the time of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company may also offer and sell the Securities in exchange for one or more of its outstanding issues of debt securities or preferred stock.

      Any underwriters, dealers, or agents participating in the distribution of the Securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). Underwriters, dealers or agents may be entitled, under agreements entered into with the Company, to

                                   20

indemnification by the Company, against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with or perform services for the Company in the ordinary course of business.

      The Securities, other than the Common Stock, will be a new issue or issues of securities with no established trading market. The Common Stock is listed, and the Company may apply for the listing of any Preferred Stock, on the New York Stock Exchange. No assurance can be given that the underwriters, dealers or agents, if any, involved in the sale of the Securities will make a market in such Securities. Whether or not any of the Securities are listed on a national securities exchange or the underwriters, dealers or agents, if any, involved in the sale of the Securities make a market in such Securities, no assurance can be given as to the liquidity of the trading market for such Securities.

      If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date.
Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to the approval of the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such agents will not have any responsibility in respect of the validity or performance of such contracts.

      Offers to purchase Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Except as set forth in the applicable Prospectus Supplement, no director, officer or employee of the Company or its subsidiaries will solicit or receive a commission in connection with direct sales by the Company of the Securities, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

EXPERTS

      The Annual Report on Form 10-K for the fiscal year ended December 31, 1993 of the Company incorporated by reference in this prospectus and elsewhere in the registration statement has been audited by Arthur Andersen & Co., independent public accounts, as indicated in their reports with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said reports, which call attention to 1992 changes in accounting principles with respect to the methods of accounting for income taxes and for postretirement benefits other than pensions.

VALIDITY OF SECURITIES

      The validity of the Securities offered hereby will be passed upon for the Company by Charles O. Ziemer, Esq., General Counsel of the Company, and will be passed upon for any underwriter, dealer or

                                   21

agent by Mayer, Brown & Platt, Chicago, Illinois. As of March 1, 1994, Mr. Ziemer beneficially owned 25,421 shares of Common Stock. The opinions of Mr. Ziemer and Mayer, Brown & Platt with respect to certain series of Securities may be subject to certain conditions and assumptions, as indicated in the Prospectus Supplement describing such series. Mayer, Brown & Platt is currently representing the Company in certain legal matters.

   No person has been authorized
to give any information or to
make any representations not
contained in this Prospectus and,
if given or made, such information
or representations must not be
relied upon as having been authorized
by the Company or any underwriter,
agent or dealer. This Prospectus
does not constitute an offer of
any securities other than those
to which it relates or an offer
to sell, or a solicitation of an                    $300,000,000
offer to buy, to any person in any
jurisdiction where such an offer or
solicitation would be unlawful.
Neither the delivery of this
Prospectus nor any sale made
hereunder shall, under any
circumstances, create any
implication that the information
contained herein is correct as of
any time subsequent to the date hereof.
                                                    [LOGO]
___________________
                                          CBI INDUSTRIES, INC.
TABLE OF CONTENTS
                                            Debt Securities
                                   Page     Preferred Stock
                                            Common Stock
Available Information............          2
Documents Incorporated by
  Reference......................          2
______________________
The Company......................          3
Use of Proceeds..................          3             PROSPECTUS
Selected Ratios..................          3
Description of Debt Securities...          4
______________________
Description of Capital Stock.....         14
Plan of Distribution.............         20
Experts..........................         21
Validity of Securities...........         21



                                            [         , 1994]

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

      The expenses in connection with the issuance and distribution of the Securities being registered are as follows, other than the underwriting discounts and commissions. All such expenses are estimated except for the SEC Filing Fees:

  SEC Filing Fee                          $103,448
  Trustee's Fees and Expenses             $ 30,000
  Accounting Fees and Expenses            $ 30,000
  Legal Fees and Expenses                 $ 75,000
  Printing Expenses                       $ 80,000
  Blue Sky Fees and Expenses              $ 15,000
  Rating Agency Fees                      $120,000
  Miscellaneous Expenses                  $ 21,522
       Total                              $475,000

____________

Item 15.  Indemnification of Directors and Officers.

      Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation in non-derivative suits for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. In the case of criminal actions and proceedings such person must also have had no reasonable cause to believe his conduct was unlawful. Indemnification of expenses is also authorized in stockholder derivative actions provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and so long as he had not been found liable to the corporation. Even in this latter instance, the court may determine that in view of all the circumstances such person is entitled to indemnification for such expenses as the court deems proper. A person sued as a director, officer, employee or agent of a corporation who has been successful in defense of the action must be indemnified by the corporation against expenses. A corporation may amend its certificate of incorporation to eliminate or limit personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care, although such an amendment may not eliminate the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, declaring an illegal dividend or approving an illegal stock repurchase, or obtaining an improper personal benefit.

      Article Sixteenth of the Company's Certificate of Incorporation eliminates director liability to the extent described in the preceding sentence. Article VIII of the Company's By-Laws permits indemnification of directors and officers of the Company to the fullest extent permitted by the Delaware General Corporation Law, and provides that expenses incurred by a director or officer in defending certain suits or proceedings may be conditionally paid by the Company in advance of the final disposition of such actions.

      The Company has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities of directors or officers of the Company.

Item 16.  Exhibits.

The following exhibits are filed as part of this Registration
Statement.

(1)(a)     --Form of Underwriting Agreement for Debt Securities.

   (b)     --Form of Underwriting Agreement for Capital Stock.

   (c)*    --Form of Agency Agreement.

(4)(a) --Form of Indenture dated as of March 1, 1994 between the Company and Chemical Bank, as Trustee.

   (b) --Certificate of Incorporation of the Company, as amended, (filed as Exhibit 3 to the Company's Form 10-Q Quarterly Report dated November 13, 1992 (Commission File No. 1-7833) and incorporated herein by reference).

   (c) --By-laws, as amended (filed as Exhibit 3(b) to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1990 (Commission File No. 1-7833) and incorporated by reference herein).

   (d) --Amendment and Restatement dated as of August 8, 1989 of a Rights Agreement dated as of March 4, 1986 between the Company and First Chicago Trust Company, as Rights Agent (filed as Exhibit (2) to the Company's Current Report on Form 8-K dated August 8, 1989 (Commission File No. 1-7833) and incorporated herein by reference).

(5)   --Opinion of Charles O. Ziemer, Senior Vice President and
      General Counsel of CBI Industries, Inc.

(12) --Statement of computation of ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends.

(23)(a)    --Consent of Arthur Andersen & Co.

    (b) --Consent of Charles O. Ziemer (contained in, and incorporated herein by reference to, Exhibit 5)

(24)  --Power of Attorney (included under the caption entitled
      "Power of Attorney" in Part II of this Registration
      Statement).

(25)  --Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Chemical Bank.
___________
*To be filed by amendment or as an exhibit to Form 8-K in reference to the specific offering of Securities, if any, to which it relates.

Item 17.  Undertakings.

  The undersigned registrant hereby undertakes as follows:

  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

      (i)   to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that undertakings (i) and (ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)(1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (c)(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois on March 9, 1994.

                             CBI INDUSTRIES, INC.


                             By:  /S/ John E. Jones
                                   John E. Jones, Chairman of the
                                   Board, President and Chief
                                   Executive Officer

POWER OF ATTORNEY

  We, the undersigned officers and directors of CBI Industries, Inc., hereby severally constitute and appoint John E. Jones, George L. Schueppert, and Buel T. Adams, and each of them, agent and attorney-in-fact, with full power of substitution and resubstitution for them and in their names, place and stead, to sign for us, and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Witness our hands on the date set forth below.
                         __________________________

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on March 9, 1994.

  Signature                        Title

         /S/ John E. Jones         Chairman of the Board,
  John E. Jones                    President and Chief
                                   Executive Officer
                                   (Principal Executive
                                   Officer)

          /S/ Lewis E. Akin        Executive Vice President
  Lewis E. Akin                    and Director

       /S/ Wiley N. Caldwell       Director
  Wiley N. Caldwell

        /S/ Robert J. Daniels      Executive Vice President
  Robert J. Daniels                and Director

        /S/ Robert G. Wallace      Director
  Robert G. Wallace

                                   Director
  Robert J. Day

                                   Director
  John T. Horton

                                   Director
  Gary E. MacDougal

                                   Director
  Edward J. Mooney

     /S/ George L. Schueppert      Executive Vice President
  George L. Schueppert             -Finance and Director
                                   (Principal Financial
                                   Officer)

        /S/ Alan J. Schneider      Vice President and
  Alan J. Schneider                Controller
                                   (Principal Accounting
                                   Officer)

         /S/ John F. Riordan       Director
  John F. Riordan

                                   Director
  Robert T. Stewart

         /S/ E.H. Clark, Jr.       Director
  E.H. Clark, Jr.

                                                          sequentially
exhibit                                                   numbered
 no.                   description                              page

(1)(a)     Form of Underwriting Agreement for
           Debt Securities.

   (b)     Form of Underwriting Agreement for
           Capital Stock.

   (c)*    Form of Agency Agreement.

(4)(a)     Form of Indenture dated as of March 1,
           1994 between the Company and Chemical
           Bank, as Trustee.

   (b)     Certificate of Incorporation of the
           Company, as amended, (filed as Exhibit 3 to the Company's Form 10-Q Quarterly
           Report dated November 13, 1992
           (Commission File No. 1-7833) and
           incorporated herein by reference).

   (c)     By-laws, as amended (filed as Exhibit
           3(b) to the Company's Form 10-K Annual
           Report for the fiscal year ended December
           31, 1990 (Commission File No. 1-7833)
           and incorporated by reference herein).

   (d)     Amendment and Restatement dated as of
           August 8, 1989 of a Rights Agreement dated as of March 4, 1986 between the Company and First Chicago Trust Company, as Rights
           Agent (filed as Exhibit (2) to the
           Company's Current Report on Form 8-K dated
           August 8, 1989 (Commission File No. 1-7833) and incorporated herein by reference).

(5)        Opinion of Charles O. Ziemer, Senior Vice
           President and General Counsel of CBI
           Industries, Inc.

(12)       Statement of computation of ratios of
           earnings to fixed charges and earnings to fixed charges and preferred stock dividends.

(23)(a)    Consent of Arthur Andersen & Co.

    (b)    Consent of Charles O. Ziemer (contained
           in, and incorporated herein by reference to, Exhibit 5)

(24)       Power of Attorney (included under the
           caption entitled "Power of Attorney" in
           Part II of this Registration Statement).

(25)       Form T-1 Statement of Eligibility and
           Qualification under the Trust Indenture
           Act of 1939 of Chemical Bank.
___________
* To be filed by amendment or as an exhibit to Form 8-K in reference to the specific offering of Securities, if any, to which it relates.